Exhibit 23.2

Consent of Independent Auditors

The consolidated financial statement of Northern Plains Capital Corporation as of December 31, 2016 and 2015, and for the years then ended, included in Amendment No. 1 to FORM S-4, have been audited by Eide Bailly LLP, independent auditors, as stated in their report appearing herein.

We consent to the inclusion in Amendment No. 1 to the FORM S-4 of our report, dated May 16, 2017, on our audit of the consolidated financial statement of Northern Plains Capital Corporation.

/s/ Eide Bailley LLP

Minneapolis, Minnesota

June 15, 2017